(j)(2)(ii)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ING Series Fund, Inc.

We consent to the use of our report dated December 21, 2010, incorporated by reference herein, on ING Global Target Payment Fund, a series of ING Series Fund, Inc., and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 24, 2011